EXHIBIT 24(a)


                               POWERS OF ATTORNEY

     I, the undersigned, hereby constitute and appoint Henry G. Gulick, Dean R. O'Hare and Philip J. Sempier, each of them with full power to act without the others, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities to sign (i) a Form 10-K Annual Report of The Chubb Corporation for its fiscal year ended December 31, 1999 pursuant to the requirement of the Securities Exchange Act of 1934, and (ii) Registration Statements, amendments and post-effective amendments to Registration Statements including but not limited to Registration Statements, amendments and post-effective amendments to Registration Statements on Form S-8 and Form S-3 under the Securities Act of 1933, as amended, and to file the same, or cause the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. I further grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in the exercise of the powers herein granted, as fully as I could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any of their substitutes, may lawfully do or cause to be done by the powers herein granted.


/s/ Zoe Baird                   Director                        February 9, 2000
--------------------
Zoe Baird


/s/ John C. Beck                Director                        February 3, 2000
--------------------
John C. Beck


/s/ Sheila P. Burke             Director                        February 7, 2000
--------------------
Sheila P. Burke


/s/James I. Cash, Jr.           Director                        February 4, 2000
--------------------
James I. Cash, Jr.


/s/ Percy Chubb, III            Director                       February 11, 2000
--------------------
Percy Chubb, III

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/s/ Joel J. Cohen               Director                        February 3, 2000
------------------------
Joel J. Cohen


/s/ James M. Cornelius          Director                        February 3, 2000
------------------------
James M. Cornelius


/s/ David H. Hoag               Director                        February 7, 2000
------------------------
David H. Hoag


/s/ Warren B. Rudman            Director                        February 3, 2000
------------------------
Warren B. Rudman


/s/ David G. Scholey            Director                        February 7, 2000
------------------------
David G. Scholey


/s/ Raymond G. H. Seitz         Director                        February 7, 2000
------------------------
Raymond G. H. Seitz


/s/ Lawrence M. Small           Director                        February 4, 2000
------------------------
Lawrence M. Small


/s/ James M. Zimmerman          Director                        February 2, 2000
------------------------
James M. Zimmerman


/s/ David B. Kelso              Executive Vice President        February 2, 2000
------------------------        and Chief Financial Officer
David B. Kelso


/s/ Henry B. Schram             Senior Vice President           February 4, 2000
------------------------        and Chief Accounting Officer
Henry B. Schram